UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2015

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 16, 2015, MetLife, Inc. issued a news release announcing the declaration of a quarterly dividend of $0.25277777 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, $25 liquidation preference per share, and an initial dividend of $28.29166666 per share on MetLife, Inc.’s 5.250% fixed-to-floating rate non-cumulative preferred stock, Series C, $1,000 liquidation preference per share. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1	News release of MetLife, Inc., dated November 16, 2015, announcing the declaration of a quarterly dividend on its floating rate non-cumulative preferred stock, Series A, and an initial dividend on its 5.250% fixed-to-floating rate non-cumulative preferred stock, Series C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and Secretary

Date: November 16, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
99.1	News release of MetLife, Inc., dated November 16, 2015, announcing the declaration of a quarterly dividend on its floating rate non-cumulative preferred stock, Series A, and an initial dividend on its 5.250% fixed-to-floating rate non-cumulative preferred stock, Series C.